UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

Nebraska	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 9, 2018, Midwest Holding Inc. (“Midwest”) entered into a Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement (the “Agreement”) with a non-affiliated third party, Xenith Holdings LLC, a Delaware limited liability company (“Xenith”).

The terms and conditions of the Agreement were described in Midwest’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 14, 2018. All conditions to consummation of the Agreement, including approval of the transactions contemplated therein by the State of Nebraska Department of Insurance, were subsequently met and a closing was held pursuant to the Agreement on June 28, 2018 (the “Closing”). The following items of this Report set forth certain actions and changes affecting Midwest and its shareholders.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

At Closing, Xenith loaned a total of $600,000 to Midwest, repayable upon maturity in 10 years with cash interest of 4% per annum payable quarterly and accrued interest of another 4% per annum payable upon maturity. The loans were made under two notes of $500,000 and $100,000, respectively. The first $500,000 note is convertible, at Xenith’s election, into approximately 24,300,000 shares of Midwest’s voting common stock (“Common Stock”) which equates to approximately $0.02 per share. The remaining $100,000 note will also be convertible at the same rate if Midwest has adequate authorized Common Stock available which will require an amendment to its Articles of Incorporation under a proxy statement to be filed with the SEC as soon as practicable.

The Agreement further provides that Xenith, in its sole discretion, may loan up to an additional $22,900,000 to Midwest. Any loans made by Xenith under this election (“Subsequent Loans”) will also be convertible into Midwest’s Common Stock at the rate of approximately $0.02 per share.

The conversion of Subsequent Loans assumes that Midwest’s Articles of Incorporation are appropriately amended. This amendment will require approval of Midwest’s shareholders as indicated above.

The notes are secured under a Security Agreement which is collateralized by all of the issued and outstanding shares of Midwest’s wholly owned insurance subsidiary, American Life and Security Corp. Xenith has the right to foreclose on the collateral if Midwest commits an event of default under the notes. Defaults include Midwest’s failure to pay interest or principal on the notes when due, failure to observe any material provision of the Agreement, misrepresentations under the Agreement or bankruptcy or insolvency proceedings involving Midwest.

Item 3.02 Unregistered Sales of Equity Securities.

At the Closing, Midwest sold 1,500,000 shares of newly created Class C Preferred Stock to Xenith for $1,500,000. The Class C Preferred Stock is convertible, at Xenith’s election, into approximately 72,900,000 shares of Midwest’s Common Stock at approximately $0.02 per share.

The Class C Preferred Stock was offered and sold by Midwest to Xenith in reliance on the exemption from registration under the Securities Act of 1933, as amended, (“Act”) by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering and Regulation D adopted under the Act as a transaction with an accredited investor.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Closing, Midwest’s Board of Directors adopted an amendment to Midwest’s Amended and Restated Articles of Incorporation to authorize the issuance of the 1,500,000 shares of Class C Preferred Stock issued and sold to Xenith as described in Item 3.02 above, incorporated herein by reference. A copy of the amendment is included in this Report as Exhibit 3.6.

The newly issued Class C Preferred Stock has the following characteristics and effects on holders of Midwest’s currently outstanding shares of Common Stock:

(a) Number: 1,500,000 shares.

(b) Rank: Senior to the Common Stock on liquidation with a liquidation preference of $1.00 per share or $1,500,000 in the aggregate. Holders of Common Stock would share in the assets of Midwest on liquidation only after the liquidation preference of the Class C Preferred Stock is satisfied.

(c) Dividends: Subject to the availability of funds, dividends at the annual rate of 8% of the liquidation preference of $1,500,000 are payable to Xenith; if not paid the dividends accrue. Holders of Common Stock receive dividends only if declared by Midwest’s Board of Directors and then only if funds are legally available therefore.

(d) Redemption: At any time after June 28, 2025 and subject to Nebraska law, Xenith may require Midwest to redeem the shares of Class C Preferred Stock at the liquidation preference (plus accrued dividends) or fair market value, whichever is greater. If the shares are not redeemed for any reason, a default interest rate of 12% per year begins.

(e) Conversion: The Class C Preferred Stock is convertible into Common Stock, at Xenith’s election, at the rate of approximately $0.02 per share or a total of approximately 72,900,000 shares of Midwest Common Stock.

(f) Voting: The Class C Preferred Stock votes with the Common Stock as a single class on an “as converted” basis.

(g) Election of Directors: Holders of Class C Preferred Stock voting as a separate class are entitled to elect five of eight members of Midwest’s Board of Directors. Holders of Common Stock are entitled to elect the other three. However, Xenith has indicated that it does not intend to make any immediate management or Board of Directors changes at Midwest. It does however have the right and made changes to the Board of Directors and management of Midwest’s wholly owned insurance subsidiary American Life and Security Corp. See Items 5.01 and 5.02 below.

(h) Protective Provisions: The Preferred Stock has several protections against Midwest taking action that would adversely affect the rights of holders of Class C Preferred Stock such as mergers, liquidation, dilutive stock issuances, among others.

Item 5.01 Changes in Control of Registrant.

As a result of the Agreement, a change in the control of Midwest has occurred, primarily as the result of the conversion rights of the notes issued as described in Item 2.03 above and the voting and conversion rights of the Class C Preferred Stock described in Items 3.02 and 3.03 above. Further information as to the changes control:

(a)(1) The notes and Class C Preferred Stock were acquired by Xenith, a wholly owned subsidiary of Vespoint LLC (“Vespoint”), which is also the manager of Xenith. Vespoint is owned and managed by AMS Advisors LLC and Rendezvous Capital LLC. All companies are private investment companies. A. Michael Salem and Michael Minnich are Co-Chief Executive Officers of Vespoint. Xenith has appointed three members to ALSC’s five person Board of Directors including Messrs. Salem and Minnich, who were subsequently elected as the Chairman and President, respectively, of ALSC. See Item 5.02 below for information relating to employment agreements entered into between ASLC and Messrs. Salem and Minnich. Mr. Salem is an insurance executive and an insurance/financial consultant. Mr. Minnich is an insurance advisor and investment manager. The address of all of the foregoing persons is deemed to be 1075 Old Post Road, Bedford NY 10506.

(a)(2) The change of control resulted from the Closing of the Agreement described above.

(a)(3) To summarize the above for purposes of illustration assuming the notes and shares of Class C Preferred Stock are converted into Common Stock:

	Number		Percentage
Current Midwest Shareholders	22,900,000		18.3%

Note Conversion ($500,000)	24,300,000		19.5%

Note Conversion ($100,000)*	4,900,000		3.9%

Class C Preferred Stock Conversion	72,900,000		58.3%

Total Outstanding	125,000,000	**	100.0%

*Assumes that Midwest’s Articles of Incorporation are appropriately amended to provide additional authorized Common Stock. This amendment will require approval of Midwest’s shareholders.

**If Xenith elects to make Subsequent Loans to Midwest as discussed in Item 2.03 above, any conversion of all or a portion of those loans, also at approximately $0.02 per share, will further increase its percentage ownership of Midwest’s outstanding Common Stock and decrease the percentage ownership held by current Midwest shareholders.

(a)(4) The notes were issued for an aggregate consideration of $600,000 cash and the Class C Preferred Stock was issued in consideration for $1,500,000 cash. The nature and amount of the consideration paid as set forth in the Agreement were determined through arm’s length negotiations between Midwest and Xenith with advice of their respective financial, legal actuarial and other advisors.

(a)(5) The aggregate amount of consideration paid by Xenith to Midwest was raised in cash from its investor members. No portion of the funds represents a loan to Xenith or an asset contributed to Xenith other than cash.

(a)(6) Prior to the Agreement, control resided in the Board of Directors of Midwest; its largest shareholder owned 1.1% of its outstanding Common Stock and its Board of Directors and executive officers collectively owned 2.1% of its outstanding Common Stock.

(a)(7) As discussed in Item 3.03 above, Xenith as the holder of all shares of Class C Preferred Stock votes on an “as converted” basis along with current holders of Common Stock and has the right, if exercised, to elect five of the eight members of Midwest’s Board of Directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon Closing of the Agreement, Midwest became party to an amended and restated employment agreement (“Employment Agreement”) with its Chief Executive Officer, Mark A. Oliver. Among other things, the Employment Agreement provides:

(a) that Mr. Oliver is employed as an Executive Officer of Midwest and as Secretary and Vice President of its subsidiary American Life and Security Corp. (“ALSC”);

(b) a base salary to Mr. Oliver of $250,000 per year, a possible bonus in the discretion of the Board of Directors of Midwest or ALSC;

(c) customary benefits including health insurance, life insurance, car allowance and other fringe benefits and expense reimbursements;

(d) for termination of the Employment Agreement upon Mr. Oliver’s death, disability or for good cause (as defined therein) in which event he will be entitled only to his base salary and benefits through the date of termination;

(e) for Mr. Oliver’s resignation without good reason (as defined therein) or retirement in which event he will be entitled only to his base salary and benefits through the date of termination;

(f) for Mr. Oliver’s resignation for good reason or upon a change in control of Midwest (as defined therein but excluding the Xenith transaction) in which event he will be entitled to a severance payment equal to six months of his base salary; and

(g) customary confidentiality, non-compete and other provisions.

A copy of Mr. Oliver’s Employment Agreement is attached as Exhibit 10.13.

On June 28, 2018, ALSC, Midwest’s principal operating subsidiary, entered into employment agreements with A. Michael Salem and Michael Minnich, Chairman and President of ALSC, respectively. The terms and conditions of both agreements are substantially the same as described in subparagraphs (b) through (g) above, with respect to Mr. Oliver’s Employment Agreement. The employment agreements with Messrs. Salem and Minnich are attached hereto as Exhibits 10.14 and 10.15, respectively.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Closing of the Agreement on June 28, 2018, Midwest filed Articles of Amendment to its Amended and Restated Articles of Incorporation (“Amendment”). The Amendment was adopted by Midwest’s Board of Directors in accordance with the Nebraska Model Business Corporation Act to provide for the authorization of the Class C Preferred Stock described in Item 3.03 above, which Item is incorporated herein by reference. A copy of the Amendment is filed herewith as Exhibit 3.6.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description
No.
3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of Midwest Holding, Inc. dated June 28, 2018.

10.10	Promissory Note dated June 28, 2018 payable to Xenith Holdings LLC in the principal amount of $100,000.

10.11	Promissory Note dated June 28, 2018 payable to Xenith Holdings LLC in the principal amount of $500,000.

10.12	Security Agreement dated June 28, 2018 in favor of Xenith Holdings LLC.

10.13	Amended and Restated Employment Agreement among Mark A. Oliver, Midwest Holding, Inc. and American Life and Security Corp. dated June 28, 2018.

10.14	Employment Agreement dated June 28, 2018 by and between A. Michael Salem and American Life and Security Corp.

10.15	Employment Agreement dated June 28, 2018 by and between Michael Minnich and American Life and Security Corp.

99.1	Press Release dated June 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: July 3, 2018	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
No.
3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of Midwest Holding, Inc. dated June 28, 2018

10.10	Promissory Note dated June 28, 2018 payable to Xenith Holdings LLC in the principal amount of $100,000

10.11	Promissory Note dated June 28, 2018 payable to Xenith Holdings LLC in the principal amount of $500,000

10.12	Security Agreement dated June 28, 2018 in favor of Xenith Holdings LLC

10.13	Amended and Restated Employment Agreement among Mark A. Oliver, Midwest Holding, Inc. and American Life and Security Corp. dated June 28, 2018

10.14	Employment Agreement dated June 28, 2018 by and between A. Michael Salem and American Life and Security Corp.

10.15	Employment Agreement dated June 28, 2018 by and between Michael Minnich and American Life and Security Corp.

99.1	Press Release dated June 28, 2018